Exhibit 99.1

TEMPUR SEALY ANNOUNCES PRICING OF UPSIZED $450 MILLION SENIOR NOTES OFFERING

LEXINGTON, KY, SEPTEMBER 21, 2015 – Tempur Sealy International, Inc. (NYSE: TPX), the world’s largest bedding provider, today announced that it priced its offering of $450 million aggregate principal amount of 5.625% senior notes due 2023 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The offering size was increased to $450 million from $350 million. The Notes will be issued at 100% of face value and will mature on October 15, 2023. The Notes will be general unsecured senior obligations of Tempur Sealy and will be guaranteed on a senior unsecured basis by all of Tempur Sealy’s existing and future domestic restricted subsidiaries that guarantee or are borrowers under its senior secured credit facilities. The offering is expected to close on September 24, 2015, subject to satisfaction of customary closing conditions.

Tempur Sealy expects to use the net proceeds of the offering to repay a portion of the term loan debt outstanding under its senior secured credit facilities and pay fees and expenses related thereto.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About the Company

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, Optimum™ and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY.

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to Tempur Sealy’s expectations regarding the offering and sale of the Notes and the anticipated use of the net proceeds from the offering. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that Tempur Sealy will realize these expectations or that these beliefs will prove correct.

Numerous factors, risks and uncertainties, many of which are beyond Tempur Sealy’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risks include successful completion of the offering and sale of the Notes; risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company’s gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or litigation proceedings; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company’s strategic priorities and business plan caused by abrupt changes in the Company’s senior management team and Board of Directors.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this press release. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this press release, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and ITEM 1A of Part II of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements.

Investor Relations Contact:

Mark Rupe

Vice President, Investor Relations

Tempur Sealy International, Inc.

800-805-3635

Investor.relations@tempursealy.com

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